UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 27, 2005

FIRSTBANK CORPORATION
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-14209 (Commission File Number)	38-2633910 (IRS Employer Identification No.)

311 Woodworth Avenue Alma, Michigan (Address of principal executive office)	48801 (Zip Code)

Registrant’s telephone number, including area code: (989) 463-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 1.01 Entry into a Material Definitive Agreement.

        On June 27, 2005, the Board of Directors of Firstbank Corporation approved the adoption of a form of Indemnity Agreement for directors and executive officers. The Indemnity Agreement will be entered into by Firstbank Corporation and all directors of Firstbank Corporation and the officers designed as "executive officers" for purposes of filing requirements under Section 16 of the Securities Exchange Act of 1934.

        The Indemnity Agreement requires Firstbank Corporation to indemnify the directors and executive officers against all expenses, judgments, fines, penalties and amounts paid in settlement of actions brought against them arising from actions taken as a director or executive officer, their status as director or executive officer, or the assumption of certain responsibilities at the direction for Firstbank Corporation. Indemnification is subject to certain terms and conditions described in the Indemnity Agreement.

        This summary of the Indemnity Agreement is qualified by reference to the full text of the form of Indemnity Agreement filed as Exhibit 10.1 hereto.

Section 9.01 Financial Statements and Exhibits

        (c)    Exhibit

10.1 Form of Firstbank Corporation Indemnity Agreement for directors and executive officers.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 30, 2005	FIRSTBANK CORPORATION (Registrant) By: /s/ Samuel G. Stone Samuel G. Stone Executive Vice President and CFO

EXHIBIT INDEX

10.1     Firstbank Corporation Indemnity Agreement for directors and executive officers.